SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 14, 2003


                            Daleen Technologies, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                        0-27491                65-0944514
-------------------------------       ---------------       --------------------
(State or other jurisdiction          (Commission            (IRS Employer
 of incorporation)                    File Number)           Identification No.)


           902 Clint Moore Road, Suite 230, Boca Raton, Florida        33487
           ----------------------------------------------------    -------------
               (Address of principal executive offices)             (Zip code)


       Registrant's telephone number, including area code: (561) 999-8000

Item 5.        Other Events.

               Daleen Technologies, Inc. (the "Company") announced today that it has received payment from Allegiance Telecom, Inc. ("Allegiance") under the terms of the Order Pursuant to Section 105(a) of the Bankruptcy Code Authorizing Payment of Prepetition Claims of Critical Vendors (the "Order"), entered in the case styled In re Allegiance Telecom, Inc., et al., case no. 03-13057 (RDD), pending in the United States Bankruptcy Court for the Southern District of New York. This payment (in addition to amounts received as reported on June 23, 2003) represents payment in full for prepetition claims of the Company, and releases Allegiance from any further payment to the Company of prepetition claims. As a critical vendor, the Company believes it will continue to receive payment for services rendered to Allegiance post-petition in accordance with the terms of the Order; however, there can be no assurance that this business relationship will continue during the course of the bankruptcy proceedings. If Allegiance ceases to do business with the Company and the Company fails to obtain additional financing or fails to engage in one or more strategic alternatives, it may have a material adverse effect on the Company's ability to operate as a going concern.


Item 7.      Financial Statements and Exhibits.

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits

             None.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              DALEEN TECHNOLOGIES, INC.


                                        By:   /s/ Jeanne Prayther
                                              ----------------------------------
                                              Jeanne Prayther
                                              Chief Financial Officer

Dated:  July 14, 2003